Exhibit 99.2

Information Required by General Instruction J. of Form 10-K for:

Alternative Loan Trust 2007-19
(Exact name of Significant Obligor as Specified in Its Charter)

Commission file number of Alternative Loan Trust 2007-19: 333-140962-13

CWALT, Inc.
(Exact name of Depositor as Specified in Its Charter)

Commission file number of Depositor: 333-140962

Countrywide Home Loans, Inc.
(Exact name of Sponsor as Specified in Its Charter)

Delaware	87-0698307
(State or Other Jurisdiction of Incorporation or Organization of the Depositor)	(I.R.S. Employer Identification No. of the Depositor)

c/oCountrywide Home Loans Servicing LP
4500 Park Granada
Calabasas, California	91302
(Address of Principal Executive Offices of the Depositor)	(Zip Code)

Depositor’s telephone number, including area code:   (818) 225-3000

Securities registered pursuant to Section 12(b) of the Act:  None

Securities registered pursuant to Section 12(g) of the Act:  None

The trust entitled Alternative Loan Trust 2007-19 (the “Significant Obligor”) formed pursuant to the pooling and servicing agreement dated as of June 1, 2007 among CWALT, Inc., as depositor (the “Depositor”), Countrywide Home Loans, Inc., as a seller and the sponsor (the “Sponsor”), Park Granada LLC, as a seller, Park Sienna LLC, as a seller, Park Monaco Inc., as a seller, Countrywide Home Loans Servicing LP, as master servicer, and The Bank of New York Mellon (formerly The Bank of New York), as trustee, is a significant obligor (as such term is defined in Item 1101(k) of Regulation AB) with respect to the Issuing Entity.  In accordance with Item 1112(b) of Regulation AB, the Issuing Entity has included below the information required by General Instruction J. of Form 10-K regarding the Significant Obligor.

Item references in this Exhibit 99.2 are to the Items set forth in Form 10-K, unless otherwise specified.

Item 1.	Business.

Omitted as permitted by Instruction J to Form 10-K.

Item 1A.	Risk Factors.

Omitted as permitted by Instruction J to Form 10-K.

Item 1B.	Unresolved Staff Comments.

Not Applicable.

Item 2.	Properties.

Omitted as permitted by Instruction J to Form 10-K.

Item 3.	Legal Proceedings.

Omitted as permitted by Instruction J to Form 10-K.

Item 4.	Submission of Matters to a Vote of Security Holders.

Omitted as permitted by Instruction J to Form 10-K.

Item 5.	Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities.

Omitted as permitted by Instruction J to Form 10-K.

Item 6.	Selected Financial Data.

Omitted as permitted by Instruction J to Form 10-K.

Item 7.	Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Omitted as permitted by Instruction J to Form 10-K.

Item 7A.	Quantitative and Qualitative Disclosures about Market Risk.

Omitted as permitted by Instruction J to Form 10-K.

Item 8.	Financial Statements and Supplementary Data.

Omitted as permitted by Instruction J to Form 10-K.

Item 9.	Changes in and Disagreements With Accountants on Accounting and Financial Disclosure.

Omitted as permitted by Instruction J to Form 10-K.

Item 9A.	Controls and Procedures.

Omitted as permitted by Instruction J to Form 10-K.

Item 9B.	Other Information.

None.

Item 10.	Directors, Executive Officers and Corporate Governance.

Omitted as permitted by Instruction J to Form 10-K.

Item 11.	Executive Compensation.

Omitted as permitted by Instruction J to Form 10-K.

Item 12.	Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.

Omitted as permitted by Instruction J to Form 10-K.

Item 13.	Certain Relationships and Related Transactions, and Director Independence.

Omitted as permitted by Instruction J to Form 10-K.

Item 14.	Principal Accountant Fees and Services.

Omitted as permitted by Instruction J to Form 10-K.

Item 15.	Exhibits and Financial Statement Schedules.

(a)	(1)	Not applicable.

(2)	Not applicable.

(3)	The required exhibits are as follows:

•	Exhibit 3(i): Copy of Depositor’s Certificate of Incorporation (Filed as Exhibit 3.1 to Registration Statement on Form S-3 (File No. 333-110343))

•	Exhibit 3(ii): Copy of Depositor’s By-laws (Filed as Exhibit 3.2 to Registration Statement on Form S-3 (File No. 333-110343))

•	Exhibit 4: Pooling and Servicing Agreement (Filed as part of the Current Report on Form 8-K filed on July 18, 2007 under the Commission file number of the Significant Obligor)

•
Exhibit 33.1:  Report on Assessment of Compliance With Servicing Criteria for Asset-Backed Securities for Countrywide Home Loans, Inc., Countrywide Home Loans Servicing, L.P., Countrywide Tax Services Corporation and Newport Management Corporation

•	Exhibit 33.2: Report on Assessment of Compliance With Servicing Criteria for Asset-Backed Securities for The Bank of New York Mellon

•
Exhibit 34.1:  Attestation Report on Assessment of Compliance With Servicing Criteria for Asset-Backed Securities of PricewaterhouseCoopers LLP on behalf of Countrywide Home Loans, Inc., Countrywide Home Loans Servicing, L.P., Countrywide Tax Services Corporation and Newport Management Corporation

•	Exhibit 34.2: Attestation Report on Assessment of Compliance With Servicing Criteria for Asset-Backed Securities of KPMG LLP on behalf of The Bank of New York Mellon

•	Exhibit 35: Servicer Compliance Statement of Countrywide Home Loans Servicing LP

(b)	See subparagraph (a)(3) above.

(c)	Not applicable.

Item 1112(b) of Regulation AB.	Financial Information of Significant Obligors.

Not Applicable.

Item 1114(b)(2) of Regulation AB.	Financial Information of Significant Enhancement Providers.

Not Applicable.

Item 1115(b) of Regulation AB.	Financial Information of Certain Entities Providing Derivative Instruments.

Not Applicable.

Item 1117 of Regulation AB.	Legal Proceedings.

Certain state and local government officials have filed proceedings against Countrywide Financial Corporation, Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, including, among others, lawsuits brought by the state attorneys general of California, Connecticut, Florida, Illinois, Indiana and West Virginia.  The lawsuits allege, among other things, that Countrywide Financial Corporation, Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP violated state consumer protection laws by engaging in deceptive marketing practices designed to increase the volume of loans they originated and then sold into the secondary market and (according to certain of the complaints) by improperly servicing loans.  The lawsuits seek various remedies, including among other things, restitution, other monetary relief, penalties and rescission or reformation of mortgage loans made to consumers.  In addition, the Director of the Washington State Department of Financial Institutions has commenced an administrative proceeding against Countrywide Home Loans, Inc. alleging, among other things, that it did not provide borrowers with certain required disclosures and that the loan products made available to Washington borrowers of protected races or ethnicities were less favorable than those made available to other similarly situated borrowers.

On October 6, 2008, Bank of America Corporation announced settlements in relation to allegations of unfair and deceptive marketing practices with the states attorneys general of several states, including Arizona, California, Connecticut, Florida, Illinois, Iowa, Michigan, North Carolina, Ohio, Texas and Washington (such states, together with such additional states that enter into settlements, the “Settling States”).  The settlement with the Attorney General of Washington does not address the pending administrative action.  Following its settlement announcement on October 6, 2008, Bank of America Corporation entered into settlements with the states attorneys general of Delaware, Kansas, Nevada and Pennsylvania, and has engaged in negotiations, and may have entered into other settlements, with additional states attorneys general. The cornerstone of the settlements is a loan modification program for subprime borrowers and pay option ARM borrowers designed to avoid foreclosures, along with a nationwide fund of up to $150 million for payments to borrowers who have already experienced foreclosure.  While the loan modifications to be made pursuant to the settlements with the Settling States are intended to both avoid unnecessary foreclosures and increase recoveries relative to foreclosing on defaulted borrowers, the ultimate effectiveness of these modifications in mitigating losses on mortgage loans cannot be predicted with certainty.  This loan modification program could result in more modifications of the original terms of mortgage loans, more delinquent and defaulted mortgage loans, delays in foreclosures and liquidations with respect to defaulted mortgage loans and/or permanent forgiveness of a portion of the amounts owing in respect of the related mortgage loans.  The settlements do not require the mortgage loans owned by the Significant Obligor to be subject to the loan modification program.

While the outcome of the proceedings described above that are not subject to settlements with Settling States is unknown, the relief sought by the government officials in one or more of the matters could, if granted, result in delays in the foreclosure process, reduced payments by borrowers, modification of the original terms of mortgage loans, permanent forgiveness of all or a portion of the amounts owing in respect of the related mortgage loans and/or increased reimbursable servicing expenses, which could result in delays and reductions in distributions to be made to certificateholders or an increase in realized losses allocated to certificateholders.

Item 1119 of Regulation AB.	Affiliations and Certain Relationships and Related Transactions.

The Sponsor, the Depositor, the Significant Obligor, Park Monaco Inc., Park Granada LLC, Park Sienna LLC and Countrywide Home Loans Servicing LP are affiliated parties.  There are no other affiliated parties.  There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the Sponsor, the Depositor or the Significant Obligor and (b) The Bank of New York Mellon (formerly The Bank of New York), or any of its affiliates, that were entered into outside the ordinary course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to the investor’s understanding of the certificates issued by the Significant Obligor.  No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.

Item 1122 of Regulation AB.	Compliance with Applicable Servicing Criteria.

See Exhibits 33.1, 33.2, 34.1 and 34.2 hereto.

The Report on Assessment of Compliance With Servicing Criteria for Asset-Backed Securities and the related attestation report for Countrywide Home Loans,

Inc., Countrywide Home Loans Servicing, L.P., Countrywide Tax Services Corporation and Newport Management Corporation included as Exhibits 33.1 and 34.1, respectively, hereto identified material instances of noncompliance with the servicing criteria set forth in Items 1122(d)(4)(vi) and 1122(d)(4)(vii) of Regulation AB.  Specifically:

(i) with respect to Item 1122(d)(4)(vi), in some instances changes with respect to the terms or status of an obligor’s loan were made without the clear consent of the trustee; and

(ii) with respect to Item 1122(d)(4)(vii), certain loss mitigation or recovery actions were not initiated, conducted or concluded in accordance with the required timeframes established under the transaction agreements.

Item 1123 of Regulation AB.	Servicer Compliance Statement.

See Exhibit 35 hereto.

EXHIBIT INDEX

Exhibit	Document

3(i)	Depositor’s Certificate of Incorporation (Filed as Exhibit 3.1 to Registration Statement on Form S-3 (File No. 333-110343))*

3(ii)	Depositor’s By-laws (Filed as Exhibit 3.2 to Registration Statement on Form S-3 (File No. 333-110343))*

4	Pooling and Servicing Agreement (Filed as part of the Current Report on Form 8-K filed on July 18, 2007 under the Commission file number of the Significant Obligor)*

33.1
Report on Assessment of Compliance With Servicing Criteria for Asset-Backed Securities for Countrywide Home Loans, Inc., Countrywide Home Loans Servicing, L.P., Countrywide Tax Services Corporation and Newport Management Corporation

33.2	Report on Assessment of Compliance With Servicing Criteria for Asset-Backed Securities for The Bank of New York Mellon

34.1
Attestation Report on Assessment of Compliance With Servicing Criteria for Asset-Backed Securities of PricewaterhouseCoopers LLP on behalf of Countrywide Home Loans, Inc., Countrywide Home Loans Servicing, L.P., Countrywide Tax Services Corporation and Newport Management Corporation

34.2	Attestation Report on Assessment of Compliance With Servicing Criteria for Asset-Backed Securities of KPMG LLP on behalf of The Bank of New York Mellon

35	Servicer Compliance Statement of Countrywide Home Loans Servicing LP

*	Incorporated herein by reference.

Exhibit 33.1

2900 Madera RD
Simi Valley, CA 93065
(805) 955-1000

ASSESSMENT OF COMPLIANCE WITH APPLICABLE SERVICING CRITERIA

Countrywide Home Loans, Inc. (“CHL”) and Countrywide Home Loans Servicing, L.P. (“Countrywide Servicing LP,” and together with CHL, the “Servicer”), each a wholly-owned indirect subsidiary of Bank of America Corporation, together with their affiliates Countrywide Tax Services Corporation (“Countrywide Tax Services”) and Newport Management Corporation (“Newport Management,” and together with the Servicer and Countrywide Tax Services, the “Company”), each being parties that participated in servicing functions, as such term is described under Title 17, Section 229.1122 of the Code of Federal Regulations (“Item 1122 of Regulation AB”), provide this platform-level assessment of their compliance in respect of the following Applicable Servicing Criteria specified in Item 1122(d) of Regulation AB in regard to the following servicing platform for the following period:

Platform:  publicly-issued (i.e., registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended) residential mortgage-backed securities (securities collateralized by residential mortgage loans, including prime, alternative loan products, sub-prime, HELOC and closed seconds) issued on or after January 1, 2006 for which the Company provides cash collection and administration, investor remittances and reporting (except for those activities relating to trustee and paying agent services), and pool asset administration (except for those activities relating to custodial operations of pool assets and related documents), and for which the related issuer has a fiscal year end of December 31, 2008.  The platform excludes any transactions issued by any government sponsored enterprise for which the Company provides the servicing functions described in the preceding sentence.

Period:  as of and for the year ended December 31, 2008.

Applicable Servicing Criteria:  all servicing criteria set forth in Schedule A hereto, to the extent required in the related agreements, except the criteria listed in the column titled “Inapplicable Servicing Criteria” on Schedule A hereto and the portions of the criteria footnoted on that schedule that are inapplicable to the Company based on the activities it performs with respect to the Platform.

With respect to the Platform and the Period, the Company provides the following assessment of compliance in respect of the Applicable Servicing Criteria:

1.  The Company is responsible for assessing its compliance with the Applicable Servicing Criteria.

2.  The Company has assessed compliance with the Applicable Servicing Criteria.

3.  Other than as identified on Schedule B hereto, as of and for the Period, the Company complied in all material respects with the Applicable Servicing Criteria.

The foregoing assessment of compliance in respect of the Applicable Servicing Criteria is made by the Servicer for all Applicable Servicing Criteria other than those noted in Schedule A hereto as being performed by Countrywide Tax Services or Newport Management and is being made by either Countywide Tax Services or Newport Management, as the case may be, for the Applicable Servicing Criteria noted in Schedule A as being performed by it.

PricewaterhouseCoopers LLP, an independent registered public accounting firm, has issued an attestation report with respect to the Company’s foregoing assessment of compliance as of and for the year ended December 31, 2008.

COUNTRYWIDE HOME LOANS, INC. &
COUNTRYWIDE HOME LOANS SERVICING, L.P.
(by Countrywide GP LLC, as its General Partner)

By:	/s/ Steve Bailey
Steve Bailey

Its:	Senior Managing Director and Chief Executive Officer

Dated: February 27, 2009

By:	/s/ Craig Baingo
Craig Baingo

Its:	Executive Vice President, Finance

Dated: February 27, 2009

COUNTRYWIDE TAX SERVICES CORPORATION

By:	/s/ Karen Willis
Karen Willis

Its:	Senior Vice President, Chief Financial Officer and Treasurer

Dated: February 27, 2009

NEWPORT MANAGEMENT CORPORATION

By:	/s/ Mark Ulmer
Mark Ulmer

Its:	Executive Vice President

Dated: February 27, 2009

Schedule A

Applicable Servicing Criteria

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by the Company	Performed by Vendor(s) for which the Company is the Responsible Party	Performed by subservicer(s) or vendor(s) for which the Company is NOT the Responsible Party	NOT performed by the Company or by subservicer(s) or vendor(s) retained by the Company
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.				X
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X
Cash Collection and Administration
1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by the Company	Performed by Vendor(s) for which the Company is the Responsible Party	Performed by subservicer(s) or vendor(s) for which the Company is NOT the Responsible Party	NOT performed by the Company or by subservicer(s) or vendor(s) retained by the Company
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X1
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.
X2

1 Unissued checks held to make tax disbursements on behalf of obligors are safeguarded by Countrywide Tax Services.

2 Servicing functions performed by the Company with respect to Item 1122(d)(3)(i)(B) do not relate to information other than that contained in the monthly remittance reports delivered by the Company to the master servicer, trustee, and/or bond administrator.  Servicing functions performed by the Company with respect to Item

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by the Company	Performed by Vendor(s) for which the Company is the Responsible Party	Performed by subservicer(s) or vendor(s) for which the Company is NOT the Responsible Party	NOT performed by the Company or by subservicer(s) or vendor(s) retained by the Company
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X3
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X4
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X5
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related mortgage loan documents.	X6
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements	X6
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X

1122(d)(3)(i)(D) do not relate to the agreeing with investors’ records as to the total unpaid principal balance and number of pool assets serviced by the Company.

3 Servicing functions performed by the Company with respect to Item 1122(d)(3)(ii) do not relate to amounts other than amounts remitted by the Company to the master servicer, trustee, and/or bond administrator.

4 Servicing functions performed by the Company with respect to Item 1122(d)(3)(iii) do not relate to records other than the applicable custodial bank account statements maintained by the Company pursuant to the transaction agreements.

5 Servicing functions performed by the Company with respect to Item 1122(d)(3)(iv) do not relate to records other than custodial bank account statements and wire records of the Company and the remittance reports prepared and delivered by the Company.

6 Servicing functions performed by the Company with respect to Item 1122(d)(4)(i) and Item 1122(d)(4)(ii) do not relate to the custodial operations of the pool assets and related documents (collateral file) by the document custodian responsible for such functions for the related transaction.

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by the Company	Performed by Vendor(s) for which the Company is the Responsible Party	Performed by subservicer(s) or vendor(s) for which the Company is NOT the Responsible Party	NOT performed by the Company or by subservicer(s) or vendor(s) retained by the Company
1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.
X
1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X7
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X

7 In the absence of specific investor/insurer timeframe standards, the Company generally services loans in accordance with Fannie Mae guidelines which are generally considered to be accepted industry standard.  In those cases where loss mitigation or recovery actions were not initiated, conducted and concluded within the specific timeframes set forth in the Fannie Mae guidelines or transaction agreements that contain them, the Company does not consider foreclosure initiation delays to be instances of non-compliance when the Company has made contact with the obligor and is actively engaged in negotiations regarding a loan modification or other loss mitigation alternative, and the Company does not consider delays in the timeframe to conduct and conclude foreclosures to be instances of non-compliance when the foreclosure process is interrupted or impeded by a bankruptcy filing, automatic stay, court delay, delay in service of process, skip trace, probate, foreclosure moratorium, natural or man-made disaster, legal proceeding or government seizure.

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by the Company	Performed by Vendor(s) for which the Company is the Responsible Party	Performed by subservicer(s) or vendor(s) for which the Company is NOT the Responsible Party	NOT performed by the Company or by subservicer(s) or vendor(s) retained by the Company
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X8
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
X9
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the Servicer, or such other number of days specified in the transaction agreements.
X10
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X

8 Servicing functions relating to the responsibility of an obligor to make property tax payments are performed by Countrywide Tax Services.  Servicing functions relating to the responsibility of an obligor to insure a mortgaged property are performed by Newport Management.

9 Performed by Countrywide Tax Services

10 Tax disbursements made on behalf of an obligor are posted to the obligor’s account records by Countrywide Tax Services.  Disbursements made on behalf of an obligor in respect of insurance required to be maintained on a mortgaged property are posted to the obligor’s account by Newport Management.

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by the Company	Performed by Vendor(s) for which the Company is the Responsible Party	Performed by subservicer(s) or vendor(s) for which the Company is NOT the Responsible Party	NOT performed by the Company or by subservicer(s) or vendor(s) retained by the Company
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	X11

11 Servicing functions performed by the Company with respect to Item 1122(d)(4)(xv) do not relate to Item 1115 of Regulation AB (derivative transactions).

Schedule B*

Material Instances of Noncompliance

1.	For criterion 1122(d)(4)(vi), the Company notes that in some instances changes with respect to the terms or status of an obligor's loan were made without the clear consent of the trustee.

For criterion 1122(d)(4)(vii), the Company notes that certain loss mitigation or recovery actions were not initiated, conducted or concluded in accordance with the required timeframes established under the transaction agreements.

2.
With respect to criterion 1122(d)(4)(vii), the Company is implementing more objective review criteria for delinquent loans to ensure appropriate contact, loss mitigation efforts and timely referral for foreclosure, second level reviews by its internal audit group and additional reporting to management to ensure that loss mitigation efforts and referral for foreclosure are performed within objectively defined deadlines.

*Accountants’ attestation will cover only item 1 and will exclude item 2.

Exhibit 33.2
ASSERTION OF COMPLIANCE WITH
APPLICABLE SERVICING CRITERIA

The Bank of New York Mellon (formerly The Bank of New York) and The Bank of New York Mellon Trust Company, N.A. (formerly The Bank of New York Trust Company, N.A.), (collectively, the “Company”) provides this platform-level assessment of compliance with the servicing criteria specified in Item 1122(d) of Regulation AB promulgated by the Securities and Exchange Commission.   Management has determined that the servicing criteria are applicable in regard to the servicing platform for the period as follows:

Platform:  Publicly-issued (i.e., transaction-level reporting initially required under the Securities Exchange Act of 1934, as amended) residential mortgage-backed securities and other mortgage-related asset-backed securities issued on or after January 1, 2006 (and like-kind transactions issued prior to January 1, 2006) for which the Company provides trustee, securities administration, or paying agent or custodial services.

Applicable Servicing Criteria:  All servicing criteria set forth in Item 1122(d), to the extent required by the related transaction agreements as to any transaction, except as set forth in the column titled “Not Applicable To Platform” in Appendix 1 attached hereto.  With respect to applicable servicing criterion 1122(d)(2)(iii), there were no activities performed during the Period with respect to the Platform, because there were no occurrences of events that would require the Company to perform such activities. Servicing criterion 1122(d)(4)(iii) is applicable to the activities the Company performs with respect to the Platform only as it relates to the Company’s obligation to report additions, removals or substitutions on reports to investors and to obtain servicer certifications related to any additions, removals or substitutions in accordance with the transaction agreements.

Period:  Twelve months ended December 31, 2008 (the “Period”)

With respect to the Platform and the Period, the Company’s management provides the following assertion of compliance with respect to the Applicable Servicing Criteria:

1. The Company is responsible for assessing its compliance with the Applicable Servicing Criteria.

2. The Company assessed compliance with the Applicable Servicing Criteria.  In performing this assessment, management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB.

3. Based on such assessment, as of and for the Period, the Company has complied, in all material respects with the Applicable Servicing Criteria.

KPMG LLP, an independent registered public accounting firm, has issued an attestation report with respect to the Company’s compliance with the Applicable Servicing Criteria as of and for the Period.

The Bank of New York Mellon	The Bank of New York Mellon
The Bank of New York Mellon Trust
Company, N.A.

/s/ Patrick J. Tadie	/s/ James Maitland
Patrick J. Tadie	James W. Maitland
Authorized Officer	Authorized Officer

February 27, 2009

2

APPENDIX 1

REG AB REFERENCE	SERVICING CRITERIA	APPLICABLE TO PLATFORM	NOT APPLICABLE TO PLATFORM

General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.		X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.		X
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X

Cash Collection and Administration
1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days of receipt, or such other number of days specified in the transaction agreements.
X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X

APPENDIX 1

REG AB REFERENCE	SERVICING CRITERIA	APPLICABLE TO PLATFORM	NOT APPLICABLE TO PLATFORM

Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.
X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X

Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related mortgage loan documents.	X
1122(d)(4)(ii)	Pool asset and related documents are safeguarded as required by the transaction agreements	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.
X
1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.		X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X

2

APPENDIX 1

REG AB REFERENCE	SERVICING CRITERIA	APPLICABLE TO PLATFORM	NOT APPLICABLE TO PLATFORM
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.		X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the Servicer, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.		X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	X

3

Exhibit 34.1

PricewaterhouseCoopers LLP 350 South Grand Avenue Los Angeles CA 90071 Telephone (213) 3566000 Facsimile (819) 6374444

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholder of Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing, L.P.:

We have examined Countrywide Home Loans, Inc. (“CHL”) and Countrywide Home Loans Servicing, L.P. (“Countrywide Servicing LP", and together with CHL, the “Servicer”), each a wholly-owned indirect subsidiary of Bank of America Corporation, together with their affiliates Countrywide Tax Services Corporation (“Countrywide Tax Services”) and Newport Management Corporation (“Newport Management”, and together with the Servicer and Countrywide Tax Services, the “Company”), compliance with the servicing criteria set forth in Item 1122(d) of the Securities and Exchange Commission’s Regulation AB for publicly-issued (i.e., registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended) residential mortgage-backed securities (securities collateralized by residential mortgage loans, including prime, alternative loan products, sub-prime, HELOC and closed seconds) issued on or after January 1, 2006 for which the Company provides cash collection and administration, investor remittances and reporting (except for those activities relating to trustee and paying agent services), and pool asset administration (except for those activities relating to custodial operations of pool assets and related documents), and for which the related issuer has a fiscal year end of December 31, 2008.  The platform excludes any transactions issued by any government sponsored enterprise for which the Company provides the servicing functions described in the preceding sentence (the Platform) described in the accompanying Assessment of Compliance with Applicable Servicing Criteria, as of December 31, 2008 and for the year then ended, excluding criterion 1122(d)(1)(iii), which the Company determined is not applicable to the servicing activities performed by them with respect to the Platform. Management is responsible for the Company's compliance with the servicing criteria.  Our responsibility is to express an opinion on the Company's compliance with the servicing criteria based on our examination.

Our examination was conducted in accordance with standards of the Public Company Accounting Oversight Board (United States) and, accordingly, included examining, on a test basis, evidence about the Company’s compliance with the applicable servicing criteria and performing such other procedures as we considered necessary in the circumstances.  Our examination included testing of selected asset-backed transactions and securities that comprise the Platform, testing of selected servicing activities related to the Platform, and determining whether the Company processed those selected transactions and performed those selected activities in compliance with the applicable servicing criteria.  Our procedures were limited to the selected transactions and servicing activities performed by the Company during the period covered by this report.  Our procedures were not designed to detect noncompliance arising from errors that may have occurred prior to or subsequent to our tests that may have affected the balances or amounts calculated or reported by the Company during the period covered by this report.  We believe that our examination provides a reasonable basis for our opinion.  Our examination does not provide a legal determination on the Company’s compliance with the servicing criteria.

Our examination disclosed the following material noncompliance with the servicing criteria set forth in Item 1122(d)(4)(vi) and 1122(d)(4)(vii) of Regulation AB applicable to the Company during year ended December 31, 2008.  For criterion 1122(d)(4)(vi), in some instances changes with respect to the terms or status of an obligor's loan were made without the clear consent of the trustee.  For criterion

1122(d)(4)(vii), certain loss mitigation or recovery actions were not initiated, conducted or concluded in accordance with the required timeframes established under the transaction agreements.

In our opinion, except for the material noncompliance described in the preceding paragraph, the Company complied with the aforementioned applicable servicing criteria as of and for the year ended December 31, 2008 for the Platform, in all material respects.

/s/ PricewaterhouseCoopers LLP

February 27, 2009

Exhibit 34.2

KPMG LLP
303 East Wacker Drive
Chicago, IL 60601-5212

Report of Independent Registered Public Accounting Firm

The Board of Directors
The Bank of New York Mellon
The Bank of New York Mellon Trust Company, N.A.:

We have examined management’s assessment, included in the accompanying Assertion of Compliance with Applicable Servicing Criteria, that The Bank of New York Mellon (formerly The Bank of New York) and The Bank of New York Mellon Trust Company, N.A. (formerly The Bank of New York Trust Company), (collectively the “Company”) complied with the servicing criteria set forth in Item 1122(d) of the Securities and Exchange Commission’s Regulation AB for the publicly issued (i.e. transaction-level reporting initially required under the Securities and Exchange Act of 1934, as amended) residential mortgage-backed securities and other mortgage-related asset-backed securities issued on or after January 1, 2006 (and like-kind transactions issued prior to January 1, 2006) for which the Company provides trustee, securities administration, paying agent, or custodial services (the Platform), except for servicing criteria 1122(d)(1)(ii), 1122(d)(1)(iii), 1122(d)(1)(iv), 1122(d)(4)(iv), 1122(d)(4)(v), 1122(d)(4)(vi), 1122(d)(4)(vii), 1122(d)(4)(viii), 1122(d)(4)(ix), 1122(d)(4)(x), 1122(d)(4)(xi), 1122(d)(4)(xii) 1122(d)(4)(xiii) and 1122(d)(4)(xiv) which the Company has determined are not applicable to the activities it performs with respect to the Platform, as of and for the twelve months ended December 31, 2008.  With respect to applicable servicing criterion 1122(d)(2)(iii) the Company’s assertion of compliance with applicable servicing criteria indicates that there were no activities performed as of and for the twelve months ended December 31, 2008 with respect to the Platform, because there were no occurrences of events that would require the Company to perform such activities.  Servicing criterion 1122(d)(4)(iii) is applicable to the activities the Company performs with respect to the Platform only as it relates to the Company’s obligation to report additions, removals or substitutions on reports to investors and to obtain servicer certifications related to any additions, removals or substitutions in accordance with the transaction agreements.  Management is responsible for the Company’s compliance with those servicing criteria.  Our responsibility is to express an opinion on management’s assessment about the Company’s compliance based on our examination.

Our examination was conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States) and, accordingly, included examining, on a test basis, evidence about the Company’s compliance with the servicing criteria specified above and performing such other procedures as we considered necessary in the circumstances.  Our examination included testing selected asset-backed transactions and securities that comprise the Platform, testing selected servicing activities related to the Platform, and determining whether the Company processed those selected transactions and performed those selected activities in compliance with the servicing criteria.  Furthermore, our procedures were limited to the selected transactions and servicing activities performed by the Company during the period covered by this report.  Our procedures were not designed to determine whether errors may have occurred either prior to or subsequent to our tests that may have affected the balances or amounts calculated or reported by the Company during the period covered by this report for the selected transactions or any other transactions. We believe that our examination provides a reasonable basis for our opinion.  Our

KPMG LLP, a U.S. limited liability partnership, is the U.S. member firm of KPMG International, a Swiss cooperative.

examination does not provide a legal determination on the Company’s compliance with the servicing criteria.

In our opinion, management’s assessment that the Company complied with the aforementioned servicing criteria as of and for the twelve months ended December 31, 2008 is fairly stated, in all material respects.

(Signed) KPMG LLP

Chicago, IL
February 27, 2009

Exhibit 35

COUNTRYWIDE HOME LOANS SERVICING LP

OFFICERS’ CERTIFICATE
ANNUAL STATEMENT OF THE MASTER SERVICER

CWALT, INC.
ALTERNATIVE LOAN TRUST 2007-19
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-19

The undersigned does hereby certify that the undersigned is an officer of Countrywide GP, LLC, general partner of Countrywide Home Loans Servicing LP (the “Master Servicer”), and does hereby further certify pursuant to Section 3.16 of the Pooling and Servicing Agreement for the above-captioned Series (the “Agreement”) that:

(i)          A review of the activities of the Master Servicer during the preceding calendar year and of the performance of the Master Servicer under the Agreement has been made under my supervision; and

(ii)         To the best of my knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout such calendar year.

/s/ Craig Baingo	Dated: March 27, 2009

Craig Baingo
Executive Vice President, Finance